Exhibit 99.1

NEWS RELEASE
For Immediate Release
TUFCO TECHNOLOGIES, INC. RECEIVES TRANSFER TO
NASDAQ CAPITAL MARKET
GREEN BAY, WI (October 26, 2009)—Tufco Technologies, Inc. (NASDAQ: TFCO) today announced that it received approval on October 22, 2009 from The NASDAQ Stock Market to transfer the listing of its common stock from The NASDAQ Global Market to The NASDAQ Capital Market. The Company’s common stock will continue to be traded under the symbol “TFCO” and trading of its common stock will be unaffected by this transfer. The transfer to The NASDAQ Capital Market was effective as of the opening of business on October 26, 2009.
The NASDAQ Capital Market is one of three tiers of The NASDAQ Stock Market and is a continuous trading market that operates in substantially the same manner as The NASDAQ Global Market. All companies listed on The NASDAQ Capital Market must meet certain financial requirements and adhere to NASDAQ’s corporate governance standards.

This press release may contain forward-looking statements. These statements relate to future events and are subject to risks, uncertainties and assumptions about the Company. These statements are only predictions based on our current expectations and projections about future events. You should not place undue reliance on these statements. Actual events or results may differ materially from any forward-looking statement as a result of various factors and uncertainties. For example, there can be no assurance that we will be able to maintain our listing on any NASDAQ market. Our filings with the Securities and Exchange Commission (“SEC”), including but not limited to our Forms 10-K and 10-Q, and other filings with the SEC, are available at the SEC’s website at http://www.sec.gov, and at the company’s web site at http://www.tufco.com discuss other important risk factors that may affect our business, results of operations and financial condition. The Company assumes no responsibility to update the forward-looking statements contained in this press release.

Contact:	Michael B. Wheeler, VP and CFO Tufco Technologies, Inc. P. O. Box 23500 Green Bay, WI 54305-3500 (920) 336-0054 (920) 336-9041 (Fax)